COMCAST CORPORATION
                               -------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 5, 2001)
                ------------------------------------------------


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                               COMCAST CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE I - CONTINUATION OF PLAN AND PURPOSE...................................1
         1.1      Continuation of Plan.........................................1
         1.2      Purpose of Plan..............................................1

ARTICLE II - DEFINITIONS.......................................................1
         2.1      "Affiliated Company".........................................1
         2.2      "Board"   ...................................................1
         2.3      "Disability".................................................1
         2.4      "Disability Pension".........................................1
         2.5      "Early Retirement Date"......................................1
         2.6      "Early Retirement Pension"...................................1
         2.7      "Employer"...................................................1
         2.8      "Final Average Compensation".................................1
         2.9      "Normal Pension".............................................2
         2.10     "Normal Retirement Date".....................................2
         2.11     "Plan".......................................................2
         2.12     "Retirement Benefit Reductions"..............................2
         2.13     "Senior Executive"...........................................2
         2.14     "Service"....................................................2
         2.15     "Spouse" 2
         2.16     "Termination of Employment"..................................2

ARTICLE III- NORMAL RETIREMENT PENSION.........................................2

ARTICLE IV - EARLY RETIREMENT PENSION..........................................3
         4.1      Pension Amount...............................................3
         4.2      Waiver of Actuarial Reduction................................3
         4.3      Payment of Pension...........................................3
         4.4      Deferral of Commencement.....................................3

ARTICLE V - DISABILITY PENSION.................................................3

ARTICLE VI - NO VESTING........................................................3

ARTICLE VII - DEATH............................................................4
         7.1      Death Benefit before Normal Retirement.......................4
         7.2      Death after Age 65...........................................4
         7.3      Discretionary Death Benefit..................................5
         7.4      Death after Benefit Commencement.............................5
         7.5      Spouse as Exclusive Beneficiary..............................5

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ARTICLE VIII - ALTERNATIVE PENSION.............................................5
         8.1.     Forms of Alternative Pension.................................5
         8.2      Payment of Alternative Pension...............................6
         8.3      Election Procedure...........................................6
         8.4      Determination of Actuarial Equivalence.......................6

ARTICLE IX - FORFEITURES.......................................................6
         9.1      Competitive Activities.......................................6
         9.2      Unclaimed Benefits...........................................6

ARTICLE X - PROHIBITION AGAINST FUNDING........................................7

ARTICLE XI - GENERAL PROVISIONS................................................7
         11.1     Nonalienation................................................7
         11.2     No Employment Contract.......................................7
         11.3     Incompetent Recipient........................................7
         11.4     Questions of Identity........................................7
         11.5     Effect on Other Benefits.....................................7
         11.6     Waiver of Liability..........................................8
         11.7     Amendment and Termination....................................8
         11.8     Claims Procedure.............................................8
         11.9     Notices......................................................8
         11.10    Governing Law.  .............................................8
         11.11    Binding Effect...............................................8
         11.12    Severability.................................................8
         11.13    Headings.....................................................8
         11.14    Counterparts.................................................8
         11.15    Special Provision with respect to Ralph J. Roberts...........9

EXHIBIT A.....................................................................10

EXHIBIT B.....................................................................11


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                               COMCAST CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                (AS AMENDED AND RESTATED EFFECTIVE JUNE 5, 2001)
                ------------------------------------------------


                  ARTICLE I - CONTINUATION OF PLAN AND PURPOSE
                  --------------------------------------------

     1.1 Continuation of Plan. Comcast Corporation, a Pennsylvania corporation, hereby amends and restates the Comcast Corporation Supplemental Executive Retirement Plan (the "Plan"), effective June 5, 2001. The Plan was initially adopted effective July 31, 1989.

     1.2 Purpose of Plan. The purpose of this Plan is to provide for the payment of supplemental retirement, death and disability benefits to or in respect of certain selected senior executives of Comcast Corporation and its affiliated companies as part of an integrated executive compensation program which is intended to assist those employers in attracting, motivating and retaining senior executives of superior ability, industry and loyalty.

                            ARTICLE II - DEFINITIONS
                            ------------------------

     The following terms when used in this Plan shall have the following designated meanings unless a different meaning is clearly required by the context:

     2.1 "Affiliated Company" means (a) any other corporation which is included within a "controlled group of corporations" within which Comcast Corporation is also included, as determined under Section 1563 of the Internal Revenue Code of 1986 (the "Code"), without regard to subsections (a)(4) and (e)(3)(C) of Section 1563; (b) any other trades or businesses (whether or not incorporated) which, based on principles similar to those defining a "controlled group of corporations" for purposes of (a) above, are under common control; and (c) any other organization so designated by the Board.

     2.2  "Board" means the Board of Directors of Comcast Corporation.

     2.3 "Disability" means a disability due to bodily or mental injury or disease, either occupationally or non-occupationally caused, which is likely to be permanent and will prevent a Senior Executive from performing the duties of any occupation for which the Senior Executive is reasonably suited in light of his professional experience and prior achievements. The Senior Executive shall be deemed to have satisfied these conditions if he becomes eligible for benefits under any insured long-term disability plan maintained by the Employer.

     2.4 "Disability Pension" means the annual benefit payable under Article V of this Plan.

     2.5 "Early Retirement Date" means the first day of the month following a Senior Executive's 55th birthday or the completion of twenty (20) years of Service, whichever occurs later.

     2.6  "Early Retirement Pension" means the annual benefit payable under
Article IV of this Plan.

     2.7 "Employer" means Comcast Corporation and each of its Affiliated Companies which, upon the approval of the Board, has agreed to participate in this Plan by executing a written declaration of joinder. The use of the singular form shall be considered a reference to each Employer individually.

     2.8 "Final Average Compensation" means one-fifth (1/5) times the total of the Senior Executive's compensation for the five (5) highest, consecutive complete calendar years during the ten (10) calendar years immediately preceding the Senior Executive's Termination of Employment. For this purpose, compensation shall mean the total earnings paid by the Employer to a Senior Executive, including his salary, bonuses (regardless of

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whether the Senior Executive elects to defer receipt of all or some portion of any such bonus pursuant to the Employer's deferred compensation plan), and any other supplementary or discretionary remuneration, exclusive of any reimbursement of expenses, the cost to the Employer of fringe benefit payments, any amount paid to a Senior Executive for the purpose of reimbursing him for the income taxes incurred upon the exercise of a non-qualified stock option and income arising from the exercise of stock options.

     2.9 "Normal Pension" means an annual pension equal to the product of 2% of the Senior Executive's Final Average Compensation and the number of the Senior Executive's years of Service, but in no event shall such annual pension exceed 60% of Final Average Compensation.

     2.10 "Normal Retirement Date" means the first day of the month following a Senior Executive's 65th birthday.

     2.11 "Plan" means the Comcast Corporation Supplemental Executive Retirement Plan set forth herein, as the same may be amended from time to time.

     2.12 "Retirement Benefit Reductions" means the sum of (i) the Senior Executive's annual single-life retirement benefit, if any, which is the actuarial equivalent of the single sum benefit payable from the Employer's special nonqualified deferred compensation plan and (ii) the annual primary Social Security benefit which the Senior Executive is eligible to receive upon his Termination of Employment under the Federal Social Security Act, as in effect as of the Senior Executive's Termination of Employment. However, if the Senior Executive is not eligible to receive an annual benefit from Social Security upon the Senior Executive's Termination of Employment, the Senior Executive's annual primary Social Security benefit shall be an amount equivalent to the annual benefit payable to the Senior Executive upon reaching age 65, calculated under the law in effect at the time of the Senior Executive's Termination of Employment and without considering any amounts, subject to tax under the Federal Insurance Contributions Act, that may be earned after the Termination of Employment. For purposes of this Section 2.12, actuarial equivalence shall be determined in the same manner as provided in Section 8.4.

     2.13 "Senior Executive" means each individual who is employed by the Employer as a senior executive employee and who is designated by the Board as being eligible to participate in this Plan. The initial group of Senior Executives is listed on Exhibit A attached at the end hereof.

     2.14 "Service" means the most recent period of uninterrupted employment with the Employer and any predecessor company which is listed on Exhibit B at the end hereof, provided that an approved leave of absence shall not be deemed to cause an interruption in employment. Service shall be measured in full years as determined by the Employer from its personnel records. No service credit shall be given for any period of less than a year of employment. For purposes of this definition, each Senior Executive shall be deemed to have been employed as of the first day of the month during which he was actually employed.

     2.15 "Spouse" means a Senior Executive's husband or wife who was lawfully married to the Senior Executive at the time of the Senior Executive's death.

     2.16 "Termination of Employment" means any cessation of the Senior Executive's employment by the Employer, including any such cessation by reason of death or Disability. Termination of Employment shall be deemed to occur on the last day on which the Senior Executive is employed by the Employer.

                     ARTICLE III- NORMAL RETIREMENT PENSION
                     --------------------------------------

     In the event of the Termination of Employment of a Senior Executive on or after his Normal Retirement Date, he shall be entitled to a Normal Retirement Pension in an amount equal to the difference between the Senior Executive's Normal Pension and the Retirement Benefit Reductions. Payment of the Normal Retirement Pension shall be made in equal, monthly installments, commencing on the first day of the month following the month in

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which the Senior Executive's retirement occurs. Such payments shall be made through the first day of the month in which the death of the Senior Executive occurs.

                      ARTICLE IV - EARLY RETIREMENT PENSION
                      -------------------------------------

     4.1 Pension Amount In the event of the Termination of Employment of the Senior Executive prior to his Normal Retirement Date, but after his Early Retirement Date, for a reason other than Disability or death, he shall be entitled to an Early Retirement Pension, commencing on the first day of the month following the month in which his Termination of Employment occurs, in an amount equal to the difference between the Senior Executive's Normal Pension and the Retirement Benefit Reductions, with such amount being reduced by the percentage determined in accordance with the table set forth below, based on the age of the Senior Executive when his benefit is scheduled to commence:

             Age on
    Benefit Commencement Date                Reduction Percentage
    -------------------------                --------------------

               64                                   10.8%
               63                                   20.19%
               62                                   28.39%
               61                                   35.58%
               60                                   41.91%
               59                                   47.5%
               58                                   52.25%
               57                                   56.86%
               56                                   60.78%
               55                                   64.29%

     4.2 Waiver of Actuarial Reduction. In the sole discretion of the Board, the actuarial reduction for early commencement as set forth in Section 4.1 may be waived in whole or in part.

     4.3 Payment of Pension. Payment of the Early Retirement Pension shall be made in equal, monthly installments. Such payments shall be made through the first day of the month in which the Senior Executive's death occurs.

     4.4 Deferral of Commencement. If the Senior Executive has become entitled to an Early Retirement Pension, he may, with the approval of the Board, elect to defer the commencement of his Early Retirement Pension to the first day of any month during the period between his Termination of Employment and his Normal Retirement Date. If the deferral of commencement is approved, the amount of the Senior Executive's Early Retirement Pension shall be determined as of the deferred commencement date.

                         ARTICLE V - DISABILITY PENSION
                         ------------------------------

     If the Senior Executive incurs a Disability after having attained his Early Retirement Date, but before having elected an early retirement, the Senior Executive shall be entitled to a Disability Pension in the same amount as he would have received as an Early Retirement Pension, but without the percentage reduction for early commencement. Payment of the Disability Pension shall be made in equal, monthly installments, commencing on the first day of the month following the month in which the Senior Executive's Termination of Employment occurs. Such payments shall be made through the first day of the month in which the Senior Executive's death occurs.

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                             ARTICLE VI - NO VESTING
                             -----------------------

     In the event of the Termination of Employment of the Senior Executive for any reason, other than death or Disability, prior to the later to occur of his fifty-fifth (55th) birthday or the completion of twenty (20) years of Service, the Senior Executive shall not be entitled to a pension from the Plan and the Employer shall have no further obligation hereunder with respect to that Senior Executive. However, a Senior Executive shall nevertheless have a fully vested interest in his Normal Retirement Pension upon reaching his Normal Retirement Date.

                               ARTICLE VII - DEATH
                               -------------------

     7.1 Death Benefit before Normal Retirement. In the event of a Senior Executive's death prior to his Normal Retirement Date but after having completed at least twenty (20) years of Service or in the event of the death of a retired Senior Executive who pursuant to Section 4.4 had deferred commencement of his Early Retirement Pension, the Senior Executive's Spouse, except as may otherwise be provided in accordance with Section 7.3, shall be entitled to receive an annual death benefit equal to 50% of the annual pension the Senior Executive would have received had he retired or commenced his Early Retirement Pension, as the case may be, on the first day of the month immediately preceding or coincident with his death and elected Option A as an alternative pension under
Article VIII, in lieu of his Normal Retirement Pension. Payment of such death benefit shall be made in equal, monthly installments, commencing on the first day of the month immediately following the month in which the death of the Senior Executive occurs. Such payments shall be made through the first day of the month in which the death of the Spouse occurs.

     7.2  Death after Age 65.

          (a) Senior Executives other than Ralph J. Roberts. In the event of the death of a Senior Executive other than Ralph J. Roberts ("Roberts") while such Senior Executive is employed after having reached his Normal Retirement Date and after having completed at least twenty-five (25) years of Service, such Senior Executive's Spouse shall be entitled to receive an annual death benefit equal to 100% of the annual pension the Senior Executive would have received had he retired on the first day of the month immediately preceding or coincident with his death and elected Option B as an alternative pension under Article VIII, in lieu of his Normal Retirement Pension. Payment of such death benefit shall be made in the same manner and for the same period as provided for the death benefit payable pursuant to
     Section 7.1. In the event of such Senior Executive's death while employed after having reached his Normal Retirement Date, but before he has completed twenty-five (25) years of Service, such Senior Executive's surviving Spouse shall be entitled to the death benefit provided under
     Section 7.1.

          (b) Ralph J. Roberts. In the event of Roberts' death while employed after having reached his Normal Retirement Date and after having completed at least twenty-five (25) years of Service, Roberts' "Designated Beneficiary" (as such term is defined in Section 7.2(c)(1)) shall be entitled to receive an annual death benefit equal to 100% of the annual pension Roberts would have received had he retired on the first day of the month immediately preceding or coincident with his death pursuant to a "Joint and 100% Survivor Annuity" (as such term is defined in Section 7.2(c)(2)). Payment of such death benefit shall be made to Roberts' Designated Beneficiary in equal, monthly installments commencing on the first day of the month immediately following the month in which Roberts' death occurs. If Roberts' Spouse survives him, such payments shall be made to Roberts' Designated Beneficiary through the first day of the month in which occurs the death of Roberts' Spouse or through the first day of the month in which occurs the fifth anniversary of Roberts' death, if later. If Roberts' Spouse does not survive him, such payments shall be made to Roberts' Designated Beneficiary through the first day of the month in which occurs the fifth anniversary of Roberts' death.

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

          (c) Definitions.

               (1) "Designated Beneficiary" shall mean such one or more individuals, trusts or other entities (including but not limited to organizations which are described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) as Roberts shall designate in a writing delivered to Employer's chief financial officer prior to his death for that purpose. If Roberts designates more than one beneficiary, then the death benefit shall be paid among them in such manner as Roberts specifies or, in the absence of such specification, then in equal parts. If no valid beneficiary is designated who survives Roberts, the Designated Beneficiary shall be Roberts' personal representatives. Any beneficiary designation may be amended or revoked at any time prior to Roberts' death by filing a new beneficiary designation form with the chief financial officer of the Employer.

               (2) "Joint and 100% Survivor Annuity" shall mean a reduced annuity which is payable monthly for the life of Roberts with a survivor annuity payable to Roberts' Designated Beneficiary for a period equal to the greater of (i) the life of Roberts' Spouse or (ii) five (5) years. Such Joint and 100% Survivor Annuity shall be equal to 100% of the amount of the annuity payable during Roberts' life and shall be the actuarial equivalent of the benefit payable to Roberts under Article III.

     7.3 Discretionary Death Benefit. The Board, in its sole discretion, may designate one or more Senior Executives to be entitled to the same form and amount of death benefit provided under Section 7.2 even though the Senior Executive has not yet reached his Normal Retirement Date as long as he has completed at least twenty-five (25) years of Service. Each such designation shall be made pursuant to a written resolution adopted by the Board.

     7.4  Death after Benefit Commencement. Except as otherwise provided in
Section 7.2 with respect to Roberts, if a Senior Executive dies after the commencement of any pension payments under this Plan, there shall be no death benefit payable unless one of the alternative pensions under Article VIII is in effect. If an alternative pension has been elected, the provisions of such alternative pension shall apply.

     7.5  Spouse as Exclusive Beneficiary. Except as otherwise provided in
Section 7.2 with respect to Roberts, a Senior Executive's surviving Spouse shall be the only person entitled to a death benefit under this Plan as a result of the Senior Executive's death. Except as otherwise provided in Section 7.2 with respect to Roberts, a Senior Executive who is not survived by a Spouse shall not be entitled to the payment of any death benefit.

                       ARTICLE VIII - ALTERNATIVE PENSION
                       ----------------------------------

     8.1  Forms of Alternative Pension.

          (a) Senior Executives other than Ralph J. Roberts. At any time prior to the commencement of pension payments and subject to the provisions of
     Section 8.2, a married Senior Executive other than Roberts shall be entitled to elect to receive, in lieu of the form of pension which he would otherwise be entitled to receive under this Plan, an actuarially equivalent alternative pension in one of the following optional forms:

          Option A Joint and 50% Survivor Annuity provides a reduced pension during the Senior Executive's lifetime. Upon his death, if the Senior Executive's Spouse survives him, 50% of the Senior Executive's reduced pension will continue to such Spouse until the Spouse's death.

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

          Option B Joint and 100% Survivor Annuity provides a reduced pension during the Senior Executive's lifetime. Upon his death, if the Senior Executive's Spouse survives him, the same pension will continue to such Spouse until the Spouse's death.

          (b) Ralph J. Roberts. At any time prior to the commencement of pension payments and subject to the provisions of Section 8.2, Roberts shall be entitled to elect to receive, in lieu of the form of pension which he would otherwise be entitled to receive under this Plan, an actuarially equivalent alternative pension in one of the following optional forms:

          Option A Joint and 50% Survivor Annuity provides a reduced pension during Robert's lifetime with a survivor annuity payable to Robert's Designated Beneficiary (as such term is defined in Section 7.2(c)(1)) for a period equal to the greater of (i) the life of Roberts' Spouse or (ii) five (5) years. Such Joint and 50% Survivor Annuity shall be equal to 50% of the amount of the annuity payable during Roberts' life.

          Option B Joint and 100% Survivor Annuity provides a reduced pension during Robert's lifetime with a survivor annuity payable to Robert's Designated Beneficiary (as such term is defined in Section 7.2(c)(1)) for a period equal to the greater of (i) the life of Roberts' Spouse or (ii) five (5) years. Such Joint and 100% Survivor Annuity shall be equal to 100% of the amount of the annuity payable during Roberts' life.

     8.2 Payment of Alternative Pension. In the event of the election of an alternative pension, Roberts and each other Senior Executive shall be entitled to receive, commencing on the date upon which his pension would otherwise commence under Article III, IV or V, as the case may be, an annual pension equal to the actuarial equivalent of the pension which Roberts and each other Senior Executive would otherwise have been entitled to receive had he not made such election. Payment of the alternative pension shall be made in equal, monthly installments.

     8.3 Election Procedure. Any election to receive an alternative pension shall be made by written notice of election given by Roberts or other Senior Executive to the Employer's chief financial officer prior to the commencement of payments. Any election of an alternative pension may be revoked at any time prior to the commencement of payments by written notice of revocation similarly given, provided that Roberts or other Senior Executive may thereafter again make an election of an alternative pension prior to the commencement of payments by giving a new written election to such chief financial officer.

     8.4 Determination of Actuarial Equivalence. The determination under this Plan of actuarial equivalence shall be made by the Employer based upon an interest assumption of seven percent (7%) per annum and the 1971 TPF&C Forecast Mortality Table.

                            ARTICLE IX - FORFEITURES
                            ------------------------

     9.1 Competitive Activities. If, without the prior written consent of the Employer, a Senior Executive who has not yet attained age 65 shall at any time after a Termination of Employment engage in or become associated with, directly or indirectly, either as a stockholder, director, officer, partner, proprietor, employee, agent, adviser or consultant, any business which in the opinion of the Board competes in any way with the business of the Employer (as such business was conducted at the time the Senior Executive's Termination of Employment occurred), the Employer shall be relieved of all further obligations hereunder and all amounts then remaining unpaid under this Plan shall be forfeited. The Employer shall provide written notice of this determination to the Senior

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Executive. However, nothing herein shall prevent the Senior Executive form owning up to one percent (1%) of any company which is publicly traded.

     9.2 Unclaimed Benefits. If the Employer shall be unable, within one year after any benefit becomes payable to any person under this Plan, to make distribution to such person because of the Employer's inability to ascertain his whereabouts by mailing to the last known address of such person on the records of the Employer and such person has not made written claim therefor before the expiration of the one-year period, then the Employer shall declare all rights of such person under this Plan to be forfeited as of such date as the Employer shall determine. Notwithstanding the foregoing, if any person whose benefit has been forfeited under this Section 9.2 subsequently appears and makes a claim for such benefit, the Employer shall reinstate the benefit on a prospective basis from the date the claim is received by the Employer.

                     ARTICLE X - PROHIBITION AGAINST FUNDING
                     ---------------------------------------

     Should the Employer elect to acquire any investment in connection with the liabilities assumed by it under the Plan, it is expressly understood and agreed that a Senior Executive shall not have any right with respect to, or claim against, such assets nor shall any such investment be construed to create a trust of any kind or any fiduciary relationship between the Employer and a Senior Executive, his beneficiary or any other person. Any such assets shall be and remain a part of the general, unpledged and unrestricted assets of the Employer, subject to the claims of its general creditors. Each Senior Executive and his beneficiary shall be required to look to the provisions of the Plan and to the Employer itself for enforcement of any and all benefits due under the Plan and to the extent any person acquires a right to receive any payments under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Employer.

                         ARTICLE XI - GENERAL PROVISIONS
                         -------------------------------

     11.1 Nonalienation. No benefit or payment under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid. Nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment, except to such extent as may be required by law. If any person entitled to a benefit or payment under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit or payment under the Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit or payment, then such benefit or payment, in the discretion of the Employer, shall cease and terminate with respect to such person, and the Employer in such case shall hold or apply the same or any part thereof for the benefit of any dependent, relative or beneficiary of such person, in such manner and proportion as the Employer shall deem proper.

     11.2 No Employment Contract. The establishment of the Plan shall not be construed to confer upon a Senior Executive the legal right to be retained in the employ of the Employer, or give a Senior Executive or any beneficiary, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Senior Executive shall remain subject to discharge to the same extent as if the Plan had never been adopted.

     11.3 Incompetent Recipient. If the Employer determines that any person to whom a benefit is payable under the Plan is incompetent by reason of age or physical or mental disability, the Employer shall have the power to cause the payments becoming due to such person to be made to another for his benefit without any responsibility to see to the application of such payments. Any payment made pursuant to such power shall, as to the amount of such payment, operate as a complete discharge of the Employer.

     11.4 Questions of Identity. If at any time any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Employer shall be entitled to hold such sum as a

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segregated amount in trust until such identity, amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Employer shall also be entitled to pay such sum into court in accordance with the appropriate rules of law.

     11.5 Effect on Other Benefits. The benefits of a Senior Executive or any other person hereunder shall be in addition to any benefits paid or payable to or on account of a Senior Executive or such other person under any other pension, disability, equity, annuity or retirement plan or policy whatsoever. Nothing herein contained shall in any manner modify, impair or affect any existing or future rights of a Senior Executive to receive any employee benefits to which he would otherwise be entitled or to participate in any current or future pension plan of the Employer or any other supplemental arrangement which constitutes a part of the Employer's regular compensation structure. However, any supplemental retirement income credited under this Plan shall not be deemed part of a Senior Executive's total compensation for the purpose of computing benefits to which he may be entitled under any pension plan or other supplemental compensation arrangement, unless such plan or arrangement specifically provides to the contrary.

     11.6 Waiver of Liability. No liability shall attach to or be incurred by any officer or director of the Employer under or by reason of the terms, conditions and provisions contained in the Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of the Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Senior Executive and by any and all person claiming under or through such Senior Executive or any other person. Such waiver and release shall be conclusively evidenced by any act of participation in or the acceptance of benefits under the Plan.

     11.7 Amendment and Termination. All questions of interpretation, construction, or application arising under the Plan shall be decided in good faith by the Board, whose decisions shall be final and conclusive upon all persons. The Board shall also have the sole authority to modify, amend or terminate the Plan, provided that no amendment or termination shall have a material adverse effect upon rights accrued or amounts being paid as of the date of such amendment or termination. Should the Plan be terminated, each Senior Executive shall receive written notice of when such termination shall be effective.

     11.8 Claims Procedure. Benefits payable to a Senior Executive shall be paid when due without any requirement that a claim for benefits be filed. However, any Senior Executive who does not receive the benefits to which he believes himself entitled may file a written claim with the Board's Compensation Committee which shall act on the claim in the manner prescribed by Section 503 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

     11.9 Notices. Any notices required or permitted to be given under this Plan shall be sufficient if in writing and if sent by registered or certified mail to the last known address of a Senior Executive as shown on the Employer's records or to the principal office of the Employer, as the case may be.

     11.10 Governing Law. The Plan shall be governed by and construed and administered in accordance with the laws of the Commonwealth of Pennsylvania.

     11.11 Binding Effect. This Plan shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns. In the event of a merger, consolidation, or reorganization involving the Employer, this Plan shall continue in force and become an obligation of the Employer's successor or successors.

     11.12 Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included therein.

     11.13 Headings. The Article and paragraph headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall they affect the Plan or the construction of any provision thereof.

     11.14 Counterparts. This Plan may be executed in any number of counterparts and each counterparts shall be deemed to be in original.

     11.15 Special Provision with respect to Ralph J. Roberts. The Employer is a party to a certain Compensation and Deferred Compensation Agreement with Ralph
J. Roberts which has been amended through the date hereof and which may be further amended hereafter ("the Roberts Agreement"). The Employer recognizes that the Roberts Agreement makes (and in the future may make) certain modifications to this Plan with respect to Ralph J. Roberts which the Employer recognizes constitute amendments to this Plan adopted pursuant to Section 11.7 hereof.



     TO RECORD the adoption of this Plan by the Employer has caused this instrument to be executed on this 5th day of June 2001.


Attest:                                      COMCAST CORPORATION



/s/ Arthur Block                             By: /s/ Stanley Wang
----------------------                           -------------------------
Assistant Secretary                          Title: Executive Vice President

                                    EXHIBIT A
                                    ---------

                       INITIAL GROUP OF SENIOR EXECUTIVES
                       ----------------------------------


Ralph J. Roberts
Daniel Aaron
Julian A. Brodsky

                                    EXHIBIT B
                                    ---------

                          LIST OF PREDECESSOR COMPANIES
                          -----------------------------


     Pursuant to Section 2.14 uninterrupted employment with the following predecessor companies shall be recognized as "Service" for purposes of the Plan:


     1. International Equity Corporation